Exhibit 10.4

PENGUIN SOLUTIONS, INC.

AMENDED AND RESTATED

2018 EMPLOYEE STOCK PURCHASE PLAN

1. Purpose of the Plan. The purpose of this Penguin Solutions, Inc. Amended and Restated 2018 Employee Stock Purchase Plan (the “Plan”) is to provide an opportunity for Eligible Employees of the Company and its Designated Companies to purchase Shares at a discount through voluntary Contributions, thereby attracting, retaining and rewarding such persons and strengthening the mutuality of interest between such persons and the Company’s stockholders. The Company intends for offerings under the Plan to qualify as an “employee stock purchase plan” under Section 423 of the Code (each, a “Section 423 Offering”); provided, however, that the Committee may also authorize the grant of rights under offerings of the Plan that are not intended to comply with the requirements of Section 423 of the Code, pursuant to any rules, procedures, appendices, or sub-plans (collectively, “Sub-Plans”) adopted by the Committee for such purpose (each, a “Non-423 Offering”). The Plan constitutes an amendment and restatement of the Penguin Solutions, Inc. 2018 Employee Share Purchase Plan as sponsored by Penguin Solutions Cayman (the “Prior Plan”) effective as of June 30, 2025, primarily to reflect the Company’s assumption of the Prior Plan and outstanding purchase rights thereunder in connection with the redomicile of the parent holding company of the Penguin Solutions company group from the Cayman Islands to the State of Delaware (the “Redomicile”), and shall be construed accordingly. Capitalized terms used herein and not otherwise defined have the meanings set forth in Section 2 below.

2. Definitions.

(a) “Administrator” means the Committee or, subject to Applicable Law, one or more of the Company’s officers or management team appointed by the Board or Committee to administer the day-to-day operations of the Plan. Except as otherwise provided in the Plan, the Board or Committee may assign any of its administrative tasks to the Administrator.

(b) “Affiliate” will have the meaning ascribed to such term in Rule 12b-2 promulgated under the Exchange Act. The Board will have the authority to determine the time or times at which “Affiliate” status is determined within the foregoing definition.

(c) “Applicable Law” means the requirements relating to the administration of equity-based awards under state corporate laws, United States federal and state securities laws, the Code, the rules of any share exchange or quotation system on which the Shares are listed or quoted and the applicable laws of any non-U.S. jurisdiction where rights are, or will be, granted under the Plan.

(d) “Board” means the Board of Directors of the Company.

(e) “Change in Control” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:

(i) the sale or disposition, in one or a series of related transactions, of all or substantially all of the assets of the Company and its subsidiaries, taken as a whole, to any “person” or “group” (as such terms are used for purposes of Sections 13(d)(3) and 14(d)(2) of the Exchange Act) other than such a sale or disposition immediately after which such assets will be owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of the common stock of the Company immediately prior to such sale or disposition;

(ii) any person or group, other than the Company, any trustee or other fiduciary holding securities under any employee benefit plan of the Company, or any company owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of the Company, becomes the beneficial owner (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of more than fifty percent (50%) of the total voting power of the outstanding voting shares of the Company, including by way of merger, amalgamation or consolidation or otherwise; or

(iii) a liquidation or dissolution of the Company.

The Compensation Committee of the Board shall have full and final authority, which shall be exercised in its sole discretion, to determine conclusively whether a Change in Control has occurred pursuant to the above definition, the date of such Change in Control and any incidental matters relating thereto; provided that any exercise of authority in conjunction with a determination of whether a Change in Control is a “change in control event” as defined in Treasury Regulation Section 1.409A-3(i)(5) shall be consistent with such regulation.

Rev. June 2025

(f) “Code” means the United States Internal Revenue Code of 1986, as amended. Reference to a specific section of the Code or United States Treasury Regulation thereunder will include such section or regulation, any valid regulation or other official applicable guidance promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

(g) “Committee” means the Compensation Committee of the Board or any subcommittee referred to in Section 4(e).

(h) “Company” means Penguin Solutions, Inc., a Delaware corporation, together with its successors and assigns. Unless otherwise clearly required by the context, with respect to periods prior to the Redomicile, references to the “Company” herein shall refer to Penguin Solutions Cayman.

(i) “Contributions” means the amount of after-tax Eligible Pay contributed by a Participant through payroll deductions and other additional payments that the Committee may permit a Participant to make to fund the exercise of rights to purchase Shares granted pursuant to the Plan.

(j) “Designated Company” means any Parent, Subsidiary or Affiliate, whether now existing or existing in the future, that has been designated by the Committee from time to time in its sole discretion as eligible to participate in the Plan. The Committee may designate Parents, Subsidiaries or Affiliates as Designated Companies in a Non-423 Offering. For purposes of a Section 423 Offering, only the Company and its Parents or Subsidiaries may be Designated Companies; provided, however, that at any given time, a Parent or Subsidiary that is a Designated Company under a Section 423 Offering will not be a Designated Company under a Non-423 Offering.

(k) “Effective Date” means the date the Prior Plan was originally approved by the Board, subject to approval by the Company’s stockholders which approval was obtained at the Company’s annual meeting of stockholders on January 24, 2018, within twelve (12) months from the date the Board approved and adopted the Prior Plan.

(l) “Eligible Employee” means any individual in an employee-employer relationship with the Company or a Designated Company for income tax and employment tax withholding and reporting purposes. For purposes of clarity, and unless otherwise required by Section 423 of the Code, the term “Eligible Employee” will not include the following, regardless of any subsequent reclassification as an employee by the Company or a Designated Company, any governmental agency, or any court: (i) any independent contractor; (ii) any consultant; (iii) any individual performing services for the Company or a Designated Company who has entered into an independent contractor or consultant agreement with the Company or a Designated Company; (iv) any individual performing services for the Company or a Designated Company under an independent contractor or consultant agreement, a purchase order, a supplier agreement or any other agreement that the Company or a Designated Company enters into for services; (v) any individual classified by the Company or a Designated Company as contract labor (such as contractors, contract employees, job shoppers), regardless of length of service; (vi) any individual whose base wage or salary is not processed for payment by the payroll department(s) or payroll provider(s) of the Company or a Designated Company; and (vii) any leased employee. The Committee will have exclusive discretion to determine whether an individual is an Eligible Employee for purposes of the Plan.

(m) “Eligible Pay” means the total pre-tax amount paid by the Company or any Parent, Subsidiary or Affiliate to the Eligible Employee (other than amounts paid after termination of employment date, even if such amounts are paid for pre-termination date services) as base salary or wages (including 13th/14th month payments or similar concepts under local law) and any portion of such amounts voluntarily deferred or reduced by the Eligible Employee (i) under any employee benefit plan of the Company or a Parent, Subsidiary or Affiliate available to all levels of employees on a non-discriminatory basis upon satisfaction of eligibility requirements, and (ii) under any deferral plan of the Company (provided such amounts would not otherwise have been excluded had they not been deferred), but excluding any cash bonuses, commissions, overtime pay, stipends, lump sum payments in lieu of foregone merit increases, “bonus buyouts” as the result of job changes, pension, retainers, severance pay, special stay-on bonus, income derived from stock options, stock appreciation rights, restricted stock units and dispositions of shares acquired thereunder, and other special remuneration or variable pay. For Eligible Employees in the United States, Eligible Pay will include elective amounts that are not includible in gross income of the Eligible Employee by reason of Sections 125, 132(f)(4), 402(e)(3), 402(h) or 403(b) of the Code. The Committee will have discretion to determine the application of this definition to Eligible Employees outside the United States.

Rev. June 2025

(n) “Enrollment Period” means the period during which an Eligible Employee may elect to participate in the Plan, with such period occurring before the first day of each Offering Period or, as applicable, before a subsequent Entry Date for an Offering Period, as prescribed by the Administrator.

(o) “Entry Date” means the date on which an Eligible Employee first commences participation in an Offering Period under the Plan, which date shall either be the first Trading Day of the Offering Period or the first Trading Day of a Purchase Period within such Offering Period, or such other date as may be established by the Administrator.

(p) “Exchange Act” means the United States Securities Exchange Act of 1934, as amended, from time to time, or any successor law thereto, and the regulations promulgated thereunder.

(q) “Fair Market Value” means, as of any given date, (i) the closing price reported for the Shares on the applicable date as reported on the Nasdaq Global Select Market or, if no sale occurred on such date, the closing price reported for the first Trading Day immediately prior to such date during which a sale occurred; or (ii) if the Shares are not traded on an exchange but are regularly quoted on a national market or other quotation system, the closing sales price on such date as quoted on such market or system, or if no sales occurred on such date, then on the date immediately prior to such date on which sales prices are reported; or (iii) in the absence of an established market for the Shares of the type described in (i) or (ii) of this Section 2(q), the fair market value established by the acting in good faith.

(r) “Offering” means a Section 423 Offering or a Non-423 Offering of a right to purchase Shares under the Plan during an Offering Period as further described in Section 6. The Committee may establish separate Offerings under the Plan in which Eligible Employees of one or more Designated Companies may participate, even if the dates of the applicable Offering Periods of each such Offering are identical, and the provisions of the Plan will separately apply to each Offering. With respect to Section 423 Offerings, the terms of separate Offerings need not be identical provided that all Eligible Employees granted purchase rights in a particular Offering will have the same rights and privileges, except as otherwise may be permitted by Code Section 423; a Non-423 Offering need not satisfy such requirements.

(s) “Offering Period” means the periods established in accordance with Section 6 during which rights to purchase Shares may be granted pursuant to the Plan and Shares may be purchased on one or more Purchase Dates. The duration and timing of Offering Periods may be changed pursuant to Sections 6 and 17.

(t) “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

(u) “Participant” means an Eligible Employee who elects to participate in the Plan.

(v) “Penguin Solutions Cayman” means Penguin Solutions, Inc., a Cayman Islands exempted company, the parent holding company of the Penguin Solutions companies group prior to the Redomicile.

(w) “Plan” means the Penguin Solutions, Inc. Amended and Restated 2018 Employee Stock Purchase Plan, as it may be further amended from time to time. Unless otherwise clearly required by the context, references to the “Plan” herein shall include the Prior Plan.

(x) “Purchase Date” means the last Trading Day of each Purchase Period (or such other Trading Day as the Committee may determine).

(y) “Purchase Period” means a period of time within an Offering Period, as may be specified by the Committee in accordance with Section 6, generally beginning on the first Trading Day of each Offering Period or on a subsequent Entry Date within an Offering Period, and ending on a Purchase Date. An Offering Period may consist of one or more Purchase Periods.

Rev. June 2025

(z) “Purchase Price” means the purchase price at which Shares may be acquired on a Purchase Date and which will be set by the Committee; provided, however, that the Purchase Price for a Section 423 Offering will not be less than eighty-five percent (85%) of the lesser of (i) the Fair Market Value of the Shares on the applicable Entry Date for an Offering Period or (ii) the Fair Market Value of the Shares on the Purchase Date. Unless otherwise determined by the Committee prior to the commencement of an Offering Period, and subject to adjustment pursuant to Section 16 hereof, the Purchase Price will be eighty-five percent (85%) of the lesser of (a) the Fair Market Value of the Shares on the Entry Date for an Offering Period or (b) the Fair Market Value of the Shares on the Purchase Date.

(aa) “Redomicile” means the redomicile of the parent holding company of the Penguin Solutions companies group from the Cayman Islands to the State of Delaware, effective as of June 30, 2025.

(bb) “Shares” means shares of common stock of the Company, each with a par value $0.03 per share, or such other securities as may be designated by the Committee from time to time.

(cc) “Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.

(dd) “Tax-Related Items” means any income tax, social insurance, payroll tax, payment on account or other tax-related items arising in relation to the Participant’s participation in the Plan.

(ee) “Trading Day” means a day on which the principal exchange that Shares are listed on is open for trading.

3. Shares Reserved for the Plan.

(a) Number of Reserved Shares. Subject to adjustment pursuant to Section 3(b) and Section 16 hereof, 350,000 Shares may be sold pursuant to the Plan; provided, however, that such aggregate number of Shares as authorized and available for sale under the Plan, or that may become available for sale pursuant to Section 3(b)(ii) hereof, in each case as of February 1, 2022 (the “Distribution Date”), has been adjusted as of the Distribution Date to reflect the Company’s two-for-one share split, effected on such Distribution Date. Such Shares may be authorized but unissued Shares, treasury Shares or Shares purchased in the open market. For avoidance of doubt, up to the maximum number of Shares reserved under this Section 3(a) may be used to satisfy purchases of Shares under Section 423 Offerings and any remaining portion of such maximum number of Shares may be used to satisfy purchases of Shares under Non-423 Offerings.

(b) Annual Increase in Number of Reserved Shares. Subject to adjustment pursuant to Section 16 hereof, the maximum aggregate number of Shares that may be sold under the Plan and Section 423 Offerings thereunder as set forth in Section 3(a) shall be cumulatively increased automatically on September 1, 2018 and on each subsequent September 1, through and including September 1, 2027, by a number of Shares (the “Annual Increase”) equal to the smallest of (i) one and one half percent (1.5%) of the number of Shares issued and outstanding on the immediately preceding fiscal year end date, (ii) 300,000 shares (as adjusted as of the Distribution Date), or (iii) an amount determined by the Board.

4. Administration of the Plan.

(a) Committee as Administrator. The Plan will be administered by the Committee. Notwithstanding anything in the Plan to the contrary, subject to Applicable Law, any authority or responsibility that, under the terms of the Plan, may be exercised by the Committee may alternatively be exercised by the Board. Subject to Applicable Law, no member of the Board or Committee (or its delegates) will be liable for any good faith action or determination made in connection with the operation, administration or interpretation of the Plan. In the performance of its responsibilities with respect to the Plan, the Committee will be entitled to rely upon, and no member of the Committee will be liable for any action taken or not taken in reliance upon, information and/or advice furnished by the Company’s officers or employees, the Company’s accountants, the Company’s counsel and any other party that the Committee deems necessary.

(b) Powers of the Committee. The Committee will have full power and authority to: administer the Plan, including, without limitation, the authority to (i) construe, interpret, reconcile any inconsistency in, correct any default in and supply any omission in, and apply the terms of the Plan and any enrollment form or other instrument or agreement relating to the Plan, (ii) determine eligibility and adjudicate all disputed claims filed under the Plan, including whether Eligible Employees will participate in a Section 423 Offering or a Non-423 Offering and which Parents, Subsidiaries and Affiliates of the Company will be Designated Companies participating in either a Section 423 Offering or a Non-423 Offering, (iii) determine the terms and conditions of any right to purchase Shares under the Plan, (iv) establish, amend, suspend or waive such rules and regulations and appoint such agents as it deems appropriate for the proper administration of the Plan, (v) amend an outstanding right to purchase Shares, including any amendments to a right that may be necessary for purposes of effecting a transaction contemplated under Section 16 hereof (including, but not limited to, an amendment to the class or type of shares that may be issued pursuant to the exercise of a right or the Purchase Price applicable to a right), provided that the amended right otherwise conforms to the terms of the Plan, and (vi) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan including, without limitation, the adoption of such Sub-Plans as are necessary or appropriate to permit the participation in the Plan by employees who are foreign nationals or employed outside the United States, as further set forth in Section 4(c) below.

Rev. June 2025

(c) Non-U.S. Sub-Plans. Notwithstanding any provision to the contrary in this Plan, the Committee may adopt such Sub-Plans relating to the operation and administration of the Plan to accommodate the specific requirements of local laws and procedures for jurisdictions outside of the United States, the terms of which Sub- Plans may take precedence over other provisions of this Plan, with the exception of Section 3 and Section 26 hereof, but unless otherwise superseded by the terms of such Sub-Plan, the provisions of this Plan will govern the operation of such Sub-Plan. To the extent inconsistent with the requirements of Section 423, any such Sub-Plan will be considered part of a Non-423 Offering, and purchase rights granted thereunder will not be required by the terms of the Plan to comply with Section 423 of the Code. Without limiting the generality of the foregoing, the Committee is authorized to adopt Sub-Plans for particular non-U.S. jurisdictions that modify the terms of the Plan to meet applicable local requirements regarding, without limitation, (i) eligibility to participate, (ii) the definition of Eligible Pay, (iii) the dates and duration of Offering Periods or other periods during which Participants may make Contributions towards the purchase of Shares, (iv) the method of determining the Purchase Price and the discount from Fair Market Value at which Shares may be purchased, (v) any minimum or maximum amount of Contributions a Participant may make in an Offering Period or other specified period under the applicable Sub-Plan, (vi) the treatment of purchase rights upon a Change in Control or a change in capitalization of the Company, (vii) the handling of payroll deductions, (viii) establishment of bank, building society or trust accounts to hold Contributions (ix) payment of interest, (x) conversion of local currency, (xi) obligations to pay Tax-Related Items, (xii) determination of beneficiary designation requirements, (xiii) withholding procedures and (xiv) handling of Share issuances and restrictions on the sale of Shares.

(d) Binding Authority. All determinations by the Committee in carrying out and administering the Plan and in construing and interpreting the Plan and any enrollment form or other instrument or agreement relating to the Plan will be made in the Committee’s sole discretion and will be final, binding and conclusive for all purposes and upon all interested persons.

(e) Delegation of Authority. To the extent not prohibited by Applicable Law, the Committee may, from time to time, delegate some or all of its authority under the Plan to a subcommittee or subcommittees of the Committee, the Administrator or other persons or groups of persons as it deems necessary, appropriate or advisable under conditions or limitations that it may set at or after the time of the delegation. For purposes of the Plan, reference to the Committee will be deemed to refer to any subcommittee, subcommittees, or other persons or groups of persons to whom the Committee delegates authority pursuant to this Section 4(e).

5. Eligible Employees.

(a) General. Any individual who is an Eligible Employee as of the commencement of an Offering Period, or as applicable, as of a subsequent Entry Date within an Offering Period, will be eligible to participate in the Plan, subject to the requirements of Section 7.

(b) Non-U.S. Employees. An Eligible Employee who works for a Designated Company and is a citizen or resident of a jurisdiction other than the United States (without regard to whether such individual also is a citizen or resident of the United States or is a resident alien (within the meaning of Section 7701(b)(1)(A) of the Code)) may be excluded from participation in the Plan or an Offering if the participation of such Eligible Employee is prohibited under the laws of the applicable jurisdiction or if complying with the laws of the applicable jurisdiction would cause the Plan or a Section 423 Offering to violate Section 423 of the Code. In the case of a Non-423 Offering, an Eligible Employee (or group of Eligible Employees) may be excluded from participation in the Plan or an Offering if the Administrator has determined, in its sole discretion, that participation of such Eligible Employee(s) is not advisable or practicable for any reason.

Rev. June 2025

(c) Limitations. Notwithstanding any provisions of the Plan to the contrary, no Eligible Employee will be granted a right to purchase Shares (i) to the extent that, immediately after the grant, such Eligible Employee (or any other person whose shares would be attributed to such Eligible Employee pursuant to Section 424(d) of the Code) would own capital shares of the Company and/or hold outstanding rights to purchase capital shares possessing five percent (5%) or more of the total combined voting power or value of all classes of the capital shares of the Company or of any Parent or Subsidiary of the Company, or (ii) to the extent that his or her rights to purchase capital shares under all employee stock purchase plans of the Company and its Parents and Subsidiaries accrues at a rate that exceeds Twenty-Five Thousand Dollars (US$25,000) worth of such shares (determined at the fair market value of such shares at the time such right is granted) for each calendar year in which such purchase right is outstanding. The Committee, in its discretion, from time to time may, prior to an Enrollment Period for all purchase rights to be granted in an Offering, determine (on a uniform and nondiscriminatory basis for Section 423 Offerings) that the definition of Eligible Employee will or will not include an individual if he or she: (i) has not completed at least two (2) years of service since his or her last hire date (or such lesser period of time as may be determined by the Committee in its discretion), (ii) customarily works not more than twenty (20) hours per week (or such lesser period of time as may be determined by the Committee in its discretion), (iii) customarily works not more than five (5) months per calendar year (or such lesser period of time as may be determined by the Committee in its discretion), (iv) is a highly compensated employee within the meaning of Section 414(q) of the Code, or (v) is a highly compensated employee within the meaning of Section 414(q) of the Code with compensation above a certain level or is an officer or subject to the disclosure requirements of Section 16(a) of the Exchange Act, provided the exclusion is applied with respect to each Section 423 Offering in an identical manner to all highly compensated individuals of the Designated Company whose employees are participating in that Offering.

6. Offering Periods. The Plan will be implemented by consecutive Offering Periods with a new Offering Period commencing on the first Trading Day of the relevant Offering Period and terminating on the last Trading Day of the relevant Offering Period. Unless and until the Committee determines otherwise in its discretion, each Offering Period will consist of two (2) six (6)-month Purchase Periods. Unless otherwise provided by the Committee, Purchase Periods will run from April 16 (or the first Trading Day thereafter) through October 15 (or the first Trading Day prior to such date) and from October 16 (or the first Trading Day thereafter) through April 15 (or the first Trading Day prior to such date). Unless otherwise determined by the Committee, the first Offering Period under the Plan will run from April 16, 2018 through April 15, 2019. The Committee has authority to establish additional or alternative sequential or overlapping Offering Periods, a different duration for one or more Offering Periods or Purchase Periods or different commencement or ending dates for such Offering Periods without stockholder approval, provided, however, that no Offering Period may have a duration exceeding twenty-seven (27) months. Unless otherwise determined by the Committee, if the Fair Market Value of the Shares on any Purchase Date within an Offering Period is less than or equal to the Fair Market Value of the Shares on the first Trading Day of that Offering Period, then (i) that Offering Period will terminate immediately as of that first Trading Day, and (ii) the Participants in such terminated Offering Period will be automatically enrolled in a new Offering Period beginning on the first Trading Day of such new Purchase Period.

7. Election to Participate and Payroll Deductions. An Eligible Employee may elect to participate in an Offering Period under the Plan during any Enrollment Period. Any such election will be made by completing the online enrollment process through the Company’s designated Plan broker or by completing and submitting an enrollment form to the Administrator during such Enrollment Period, authorizing Contributions in whole percentages from 1% to 15% of the Eligible Employee’s Eligible Pay for the Purchase Periods within the Offering Period to which the deduction applies. A Participant may elect to increase or decrease the rate of such Contributions during any subsequent Enrollment Period for the next Offering Period by submitting the appropriate form online through the Company’s designated Plan broker or to the Administrator, provided that no change in Contributions will be permitted to the extent that such change would result in total Contributions exceeding fifteen percent (15%) of the Eligible Employee’s Eligible Pay, or such other maximum amount as may be determined by the Administrator. During a Purchase Period, a Participant may reduce his or her rate of Contributions, including to 0%, to become effective as soon as possible after completing an amended enrollment form (either through the Company’s online Plan enrollment process or in paper form). The Participant may not, however, effect more than one such reduction per Purchase Period. Except for one reduction in the rate of Contributions per Purchase Period, an Eligible Employee may not initiate, increase or decrease Contributions as of any date within an Offering Period, unless otherwise determined by the Administrator. The Participant may, at any time during the Enrollment Period for a subsequent Offering Period (or by such other deadline as may be prescribed by the Administrator) increase the rate of his or her Contributions by completing an amended enrollment form (either through the Company’s online Plan enrollment process or in paper form). The new rate (which may not exceed 15% of the Participant’s Eligible Pay or such other amount as may be determined by the Administrator) will become effective on the first day of the first Offering Period following the completion of such enrollment form. If a Participant reduces his or her rate of Contributions to 0% during an Offering Period and does not increase such rate of Contributions above 0% prior to the commencement of the next subsequent Offering Period under the Plan, such action will be treated as the Participant’s withdrawal from the Plan in accordance with Section 14 hereof. The Administrator has the authority to change the foregoing rules set forth in this Section 7 regarding participation in the Plan.

Rev. June 2025

8. Contributions. The Company will establish an account in the form of a bookkeeping entry for each Participant for the purpose of tracking Contributions made by each Participant during the Offering Period, and will credit all Contributions made by each Participant to such account. The Company will not be obligated to segregate the Contributions from the general funds of the Company or any Designated Company nor will any interest be paid on such Contributions, unless otherwise determined by the Administrator or required by Applicable Law. All Contributions received by the Company for Shares sold by the Company on any Purchase Date pursuant to this Plan may be used for any corporate purpose.

9. Limitation on Number of Shares That an Employee May Purchase. Subject to the limitations set forth in Section 5(c), each Participant will have the right to purchase as many Shares as may be purchased with the Contributions credited to his or her account as of the last day of the Purchase Period (or such other date as the Committee may determine) at the Purchase Price applicable to such Purchase Period; provided, however, that a Participant may not purchase in excess of 5,000 Shares under the Plan per Offering Period or such other maximum number of Shares as may be established for an Offering Period by the Committee (in each case subject to adjustment pursuant to Section 16 hereof and as adjusted to reflect the Company’s two-for-one share split, which was effected on February 1, 2022). Any amount remaining in a Participant’s account as of the relevant Purchase Date in excess of the amount that may not be applied to the purchase of Shares as a result of the application of the limitations set forth herein (or as designated by the Administrator) will be carried over to the next Purchase Period; provided that if the Purchase Date is for the last Purchase Period of an Offering Period, then any remaining amounts (other than any amount representing a fractional Share) will be refunded, without interest (unless required by Applicable Law), as soon as practicable. Unless otherwise determined by the Administrator, fractional Shares will not be purchased under the Plan.

10. Taxes. At the time a Participant’s purchase right is exercised, in whole or in part, or at the time a Participant disposes of some or all of the Shares acquired under the Plan, the Participant will make adequate provision for any Tax-Related Items. In their sole discretion, and except as otherwise determined by the Committee, the Company or the Designated Company that employs the Participant may satisfy their obligations to withhold Tax-Related Items by (a) withholding from the Participant’s wages or other compensation, (b) withholding a sufficient number of Shares otherwise issuable following purchase having an aggregate Fair Market Value sufficient to pay the Tax-Related Items required to be withheld with respect to the Shares, (c) withholding from proceeds from the sale of Shares issued upon purchase, either through a voluntary sale or a mandatory sale arranged by the Company, (d) permitting or requiring the Participant to remit payment for all Tax-Related Items to the Company or the applicable Designated Company, or (e) such other method as may be approved by the Administrator.

11. Brokerage Accounts or Plan Share Accounts. By enrolling in the Plan, each Participant will be deemed to have authorized the establishment of a brokerage account on his or her behalf at a securities brokerage firm selected by the Administrator. Alternatively, the Administrator may provide for Plan share accounts for each Participant to be established by the Company or by an outside entity selected by the Administrator which is not a brokerage firm. Shares purchased by a Participant pursuant to the Plan will be held in the Participant’s brokerage or Plan share account. The Company may require that Shares be retained in such brokerage or Plan share account for a designated period of time, and/or may establish procedures to permit tracking of dispositions of Shares.

12. Rights as a Stockholder. A Participant will have no rights as a stockholder with respect to Shares subject to any rights granted under this Plan or any Shares deliverable under this Plan unless and until recorded in the register of members or books of the firm selected by the Administrator or, as applicable, the Company, its transfer agent, stock plan administrator or such other outside entity which is not a brokerage firm.

13. Rights Not Transferable. Rights granted under this Plan are not transferable by a Participant other than by will or the laws of descent and distribution, and are exercisable during a Participant’s lifetime only by the Participant.

14. Withdrawals. A Participant may withdraw from an Offering Period by submitting the appropriate form online through the Company’s designated Plan broker or to the Administrator. A notice of withdrawal must be received no later than the last day of the month immediately preceding the month of the Purchase Date or by such other deadline as may be prescribed by the Administrator. Upon receipt of such notice, automatic deductions of Contributions on behalf of the Participant will be discontinued commencing with the payroll period immediately following the effective date of the notice of withdrawal, and such Participant will not be eligible to participate in the Plan until the Enrollment Period for the next subsequent new Offering Period under the Plan. Unless otherwise determined by the Administrator, amounts credited to the contribution account of any Participant who withdraws prior to the date set forth in this Section 14 will be refunded, without interest, as soon as practicable.

Rev. June 2025

15. Termination of Employment.

(a) General. Upon a Participant ceasing to be an Eligible Employee for any reason prior to a Purchase Date, Contributions for such Participant will be discontinued and any amounts then credited to the Participant’s contribution account will be refunded, without interest (except if required by Applicable Law), as soon as practicable, except as otherwise determined by the Administrator.

(b) Leave of Absence. Subject to the discretion of the Administrator, if a Participant is granted a paid leave of absence, payroll deductions on behalf of the Participant will continue and any amounts credited to the Participant’s contribution account may be used to purchase Shares as provided under the Plan. If a Participant is granted an unpaid leave of absence, payroll deductions on behalf of the Participant will be discontinued and no other Contributions will be permitted (unless otherwise determined by the Administrator or required by Applicable Law), but any amounts then credited to the Participant’s contribution account may be used to purchase Shares on the next applicable Purchase Date. Where the period of leave exceeds three (3) months and the Participant’s right to reemployment is not guaranteed by statute or by contract, the employment relationship will be deemed to have terminated for purposes of the Plan three (3) months and one (1) day following the commencement of such leave.

(c) Transfer of Employment. Unless otherwise determined by the Administrator, a Participant whose employment transfers or whose employment terminates with an immediate rehire (with no break in service) by or between the Company or a Designated Company will not be treated as having terminated employment for purposes of participating in the Plan or an Offering; however, if a Participant transfers from a Section 423 Offering to a Non-423 Offering, the exercise of the Participant’s purchase right will be qualified under the Section 423 Offering only to the extent that such exercise complies with Section 423 of the Code. If a Participant transfers from a Non-423 Offering to a Section 423 Offering, the exercise of the Participant’s purchase right will remain non- qualified under the Non-423 Offering.

16. Adjustment Provisions.

(a) Changes in Capitalization. Without limitation to Section 17 below, in the event of any change affecting the number, class, value or terms of the outstanding Shares by reason of a Share dividend, Share split, reverse Share split, reorganization, recapitalization, merger, amalgamation, consolidation, spin-off, combination, transaction or exchange of Shares, or other corporate exchange, or any cash dividend or distribution to stockholders other than ordinary cash dividends or any transaction similar to the foregoing, then the Committee, in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, will, in such manner as it may deem equitable, adjust the number, class and/or kind of Shares that may be issued under the Plan (including the numerical limits of Sections 3 and 9 and pursuant to the Annual Increase), the Purchase Price per Share and the number of Shares covered by each right under the Plan that has not yet been exercised. For the avoidance of doubt, the Committee may not delegate its authority to make adjustments pursuant to this Section. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, will affect, and no adjustment by reason thereof will be made with respect to, the number or price of Shares subject to a purchase right.

(b) Change in Control. In the event of a Change in Control, each outstanding right to purchase Shares will be equitably adjusted and assumed or an equivalent right to purchase Shares substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation in a Change in Control refuses to assume or substitute for the purchase right, the successor corporation is not a publicly traded corporation, or there is no successor corporation in the case of a liquidation or dissolution of the Company, the Offering Period then in progress will be shortened by setting a New Purchase Date and will end on the New Purchase Date. The New Purchase Date will be before the date of the Company’s proposed Change in Control. The Committee will notify each Participant in writing, at least ten (10) Trading Days prior to the New Purchase Date, that the Purchase Date for the Participant’s purchase right has been changed to the New Purchase Date and that Shares will be purchased automatically for the Participant on the New Purchase Date, unless prior to such date the Participant has withdrawn from the Offering Period, as provided in Section 14 hereof.

Rev. June 2025

17. Amendments and Termination of the Plan. The Board or the Committee may amend the Plan at any time, provided that, if stockholder approval is required pursuant to Applicable Law, then no such amendment will be effective unless approved by the Company’s stockholders within such time period as may be required. The Board may suspend the Plan or discontinue the Plan at any time, including shortening an Offering Period in connection with a spin-off or other similar corporate event. Upon termination of the Plan, all Contributions will cease and all amounts then credited to a Participant’s account will be equitably applied to the purchase of Shares then available for sale, and any remaining amounts will be promptly refunded, without interest (except where required by Applicable Law), to Participants. For the avoidance of doubt, the Board or Committee, as applicable herein, may not delegate its authority to make amendments to or suspend the operations of the Plan pursuant to this Section.

18. Stockholder Approval; Effective Date. The Plan became effective on the Effective Date. The Plan was amended and restated as of June 30, 2025 in connection with the Redomicile. For the avoidance of doubt, the Board may not delegate its authority to approve the Plan.

19. Conditions Upon Issuance of Shares. Notwithstanding any other provision of the Plan, unless there is an available exemption from any registration, qualification or other legal requirement applicable to the Shares, the Company will not be required to issue any Shares issuable upon exercise of a right under the Plan prior to the completion of any registration or qualification of the Shares under any local, state, federal or foreign securities or exchange control law or under rulings or regulations of any governmental regulatory body, or prior to obtaining any approval or other clearance from any local, state, federal or foreign governmental agency, which registration, qualification or approval the Committee will, in its absolute discretion, deem necessary or advisable. The Company is under no obligation to register or qualify the Shares with any state or foreign securities commission, or to seek approval or clearance from any governmental authority for the issuance or sale of the Shares. If, pursuant to this Section 19, the Committee determines that the Shares will not be issued to any Participant, any Contributions credited to such Participant’s account will be promptly refunded, without interest, to the Participant, without any liability to the Company or any of its Parents, Subsidiaries or Affiliates.

20. Code Section 409A; Tax Qualification.

(a) Code Section 409A. Rights to purchase Shares granted under a Section 423 Offering are exempt from the application of Section 409A of the Code and rights to purchase Shares granted under a Non-423 Offering are intended to be exempt from Sections 409A of the Code pursuant to the “short- term deferral” exemption contained therein. In furtherance of the foregoing and notwithstanding any provision in the Plan to the contrary, if the Committee determines that a right granted under the Plan may be subject to Section 409A of the Code or that any provision in the Plan would cause a right under the Plan to be subject to Section 409A of the Code, the Committee may amend the terms of the Plan and/or of an outstanding right granted under the Plan, or take such other action the Committee determines is necessary or appropriate, in each case, without the Participant’s consent, to exempt any outstanding right or future right that may be granted under the Plan from or to allow any such rights to comply with Section 409A of the Code, but only to the extent any such amendments or action by the Committee would not violate Section 409A of the Code. Notwithstanding the foregoing, the Company will have no liability to a Participant or any other party if the right to purchase Shares under the Plan that is intended to be exempt from or compliant with Section 409A of the Code is not so exempt or compliant or for any action taken by the Committee with respect thereto. The Company makes no representation that the right to purchase Shares under the Plan is compliant with Section 409A of the Code.

(b) Tax Qualification. Although the Company may endeavor to (i) qualify a right to purchase Shares for favorable tax treatment under the laws of the United States or jurisdictions outside of the United States or (ii) avoid adverse tax treatment (e.g., under Section 409A of the Code), the Company makes no representation to that effect and expressly disavows any covenant to maintain favorable or avoid unfavorable tax treatment, notwithstanding anything to the contrary in this Plan, including Section 20(a) hereof. The Company will be unconstrained in its corporate activities without regard to the potential negative tax impact on Participants under the Plan.

21. No Employment Rights. Participation in the Plan will not be construed as giving any Participant the right to be retained as an employee of the Company or any Parent, Subsidiary, or Affiliate, as applicable. Furthermore, the Company, a Parent, Subsidiary, or an Affiliate may dismiss any Participant from employment at any time, free from any liability or any claim under the Plan.

22. Governing Law; Choice of Forum. Except to the extent that provisions of this Plan are governed by applicable provisions of the Code or any other substantive provision of United States federal law, this Plan will be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to the conflict of laws principles thereof. Any legal action related to the Plan, the purchase rights granted under the Plan or any enrollment form or other instrument or agreement relating to the Plan shall be brought only in a United States federal or state court located in the State of Delaware.

Rev. June 2025

23. Waiver of Jury Trial. Each Participant waives any right it may have to trial by jury in respect of any litigation based on, arising out of, under or in connection with the Plan.

24. Headings. Headings are given to the sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings will not be deemed in any way material or relevant to the construction or interpretation of the Plan.

25. Expenses. Unless otherwise set forth in the Plan or determined by the Administrator, all expenses of administering the Plan, including expenses incurred in connection with the purchase of Shares for sale to Participants, will be borne by the Company and its Parents, Subsidiaries or Affiliates.

26. Term of Plan. The Plan initially became effective on the Effective Date and will continue in effect for a term of ten (10) years from the date of such approval by the Company’s stockholders (i.e., until January 24, 2028), unless sooner terminated under Section 17.

Rev. June 2025